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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 2, 2006

                               ERF WIRELESS, INC.
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             (Exact name of registrant as specified in its charter)

          Nevada                     000-27467                  76-0196431
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(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)            Identification No.)

         2911 SOUTH SHORE BOULEVARD, SUITE 100, LEAGUE CITY, TEXAS 77573
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (281) 538-2101


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 2, 2006, ERF Wireless, Inc. ("ERFW") entered into a definitive agreement to acquire assets from NetYeti, Inc., (dba 36db.com), a wireless broadband division of PCCare Incorporated based in Lake Jackson, Texas, ("36db.com"). The assets include all the current customer base and Motorola Canopy wireless broadband equipment comprising the network that covers approximately 1,500 square miles in a geographic area adjacent to the Houston metropolitan area. The closing is subject to certain closing conditions being satisfied and is anticipated to occur on October 16, 2006, although there can be no assurance that this acquisition will close. ERFW's plan is to integrate the assets into the ERF Wireless Bundled Services, Inc. subsidiary.

The agreement requires ERFW will pay NetYeti, Inc. an initial payment of $350,000 in ERFW restricted stock and an earnout based on gross incremental revenue growth through calendar 2008. A copy of the Asset Purchase Agreement and ERFW's press release announcing the Asset Purchase Agreement to acquire the assets of 36db.com are included as exhibits to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS.

Exhibit 10.18 Asset Purchase Agreement dated October 2, 2006, by and among ERF Wireless, Inc., a Nevada corporation, ERF Wireless Bundled Services, Inc., a Texas corporation, and NetYeti, Inc., a Texas corporation.

Exhibit 99.1 Press release dated October 5, 2005 announcing the execution of The Asset Purchase Agreement to acquire virtually all of the Assets of NetYeti, Inc.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 6, 2006

                                             /S/ R. GREG SMITH
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                                             R. GREG SMITH
                                             CHIEF EXECUTIVE OFFICER